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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated 1996 Equity Incentive Plan of TriPath Imaging, Inc. (f/k/a AutoCyte, Inc.) ("TriPath") and the use of our report dated February 9, 1999, with respect to the consolidated financial statements of NeoPath, Inc. ("NeoPath") included in NeoPath's Annual Report (Form 10-K) and incorporated by reference and filed as exhibit 99.1 to the TriPath's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 1999.


                                                        /s/ Ernst & Young LLP

Seattle, Washington
October 7, 1999